English Translation
Exhibit 10.7
Exclusive Purchase Option Agreement
THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (“this Agreement”) is made and entered into by the following parties in Beijing, the People’s Republic of China (“PRC”) on February 1, 2010:
Party A: Hangzhou Dianneng Technologies Co., Ltd.
Address: Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road,
                 Xihu District, Hangzhou
Party B:
Song Tao, ID card number:
Yang Tao, ID card number:
Party C: Hangzhou Fanyi Technologies Co., Ltd.
Address: Room 623, West Area, Building A, Zhejiang University Science Park, No.525 Xixi Road,
                 Xihu District, Hangzhou
In this Agreement, Party A, Party B and Party C are individually referred to as a “Party” and collectively referred to as the “Parties”.
WHEREAS, Party B holds the 100% equity interest of Party C and Party A and Party B entered into the two Borrowing Agreements (“Borrowing Agreements”) on December 24, 2009 and the date of this Agreement respectively;
NOW, THEREFORE, the Parties hereto hereby agree as follows:
1.	Purchase and Sale of Equity
1.1	Granting of Rights

In consideration of the payment of RMB10 made by Party A to Party B as the consideration, the receipt and sufficiency of which is hereby acknowledged by Party B, Party B hereby irrevocably agrees to, upon Party A’s request, perform and fulfill any and all examination, approval and registration procedures required by the PRC laws and grants to Party A an option to purchase (one time or several times) or cause any person or persons designated by Party A (“Designee”) to purchase from Party B at any time, to the extent permitted by PRC laws and according to the exercising steps determined by Party A at its own discretion, all or part of its equity in Party C (the “Purchase Option”) at the price specified in Article 1.3 of this Agreement. Such Purchase Option for Party A is exclusive. No Purchase Option or other rights in connection with Party B’s equity shall be granted to any third person other than Party A and the Designee. Party C hereby agrees to the granting of the Purchase Option by Party B to Party A. The term “person” set forth in this article and this Agreement means an individual, corporation, joint venture, partnership, enterprise, trust or a non-corporate organization.

1.2	Exercising Steps

Subject to PRC laws and regulations, Party A may exercise the Purchase Option upon giving a written notice (the “Equity Purchase Notice”) to Party B, specifying (a) Party A’s decision to exercise the Purchase Option; (b) the equity to be purchased from Party B (the “Purchased Equity”); and (c) the purchase date/transfer date (the “Transfer Date”) of the Purchased Equity.

1.3	Purchase Price

When Party A exercises the Purchase Option, the purchase price of the Purchased Equity (“Purchase Price”) shall be equal to the actual capital contribution made by Party B to Party C’s registered capital in respect of the Purchased Equity, unless the applicable PRC laws require appraisal of the equity.

1.4	Transfer of the Purchased Equity

At each exercise of the Purchase Option by Party A:
1.4.1	Party B shall cause Party C to convene a shareholders’ meeting in time, at which to adopt a resolution on approving the transfer by Party B of the Purchased Equity to Party A and/or the Designee;

1.4.2	Party B shall obtain a written statement from the other shareholders of Party C that they consent to Party B’s transfer of the Purchased Equity to Party A and/or the Designee and waive the preemptive right thereto;

1.4.3	Subject to the provisions of this Agreement and the Equity Purchase Notice, Party B shall enter into an equity transfer agreement with Party A and/or the Designee (as applicable) for each transfer;

1.4.4	The parties concerned shall execute all other contracts, agreements or documents, obtain all government approvals and consents and take all actions as necessary to transfer the valid ownership of the

Purchased Equity, free of any security interest, to Party A and/or the Designee, and cause Party A and/or the Designee to be the registered owner of the Purchased Equity. For the purpose of this Article and this Agreement, “security interest” means any guaranty, mortgage, third-party right or interest, any share option, right of acquisition, preemptive right, right of set-off, retention of title or other security arrangements, but for the avoidance of doubt, excludes any security interest arising under this Agreement and Party B’s Equity Pledge Agreement. For the purpose of this Article and this Agreement, “Party B’s Equity Pledge Agreement” means the equity pledge agreement signed by Party A, Party B and Party C on and as of the signing date of this Agreement (hereinafter referred to as “Equity Pledge Agreement”), pursuant to which Party B pledges all its equity in Party C to Party A to guarantee the performance by Party C of its obligations under the Exclusive Business Cooperation Agreement between Party C and Party A.
1.5	Payment

Whereas the Borrowing Agreements set forth that any and all proceeds received by Party B from transfer of its equity in Party C shall be used to repay the borrowings due to Party A under the Borrowing Agreements, at the exercise of the Purchase Option by Party A, Party A may opt to pay the Purchase Price by canceling the borrowing owed by Party B to Party A and in this case, Party A is not required to pay any additional Purchase Price to Party B.
2.	Undertakings Related to Equity
2.1	Undertakings by Party C

Party B (as Party C’s shareholder) and Party C hereby undertake:
2.1.1	Not to supplement, amend or modify Party C’s articles of association in any way, or to increase or decrease its registered capital, or to change its registered capital structure by other means without Party A’s prior written consent;

2.1.2	To maintain its existence, carry on its business and deal with the matters in a prudent and effective way, subject to good financial and business standards and practices;

2.1.3	Not to sell, transfer, mortgage or otherwise dispose of the legal or beneficial interest over, or cause any other security interest to be created on, any of Party C’s assets, business or income at any time at any time after the signing of this Agreement without Party A’s prior written consent;

2.1.4	Not to create, succeed to, guarantee or permit any liability without Party A’s prior written consent, except (i) the liability incurred in the normal or ordinary course of business, but not arising from the loan; and (ii) the liability disclosed to Party A and approved by Party A in writing;

2.1.5	To carry on persistently all the businesses in the normal course of business to maintain the value of Party C’s assets and not to do or cause to be omitted any act that affects its business operations and asset value;

2.1.6	Without Party A’s prior written consent, (in respect of Party C) not to enter into any material agreement, other than the agreements in the normal course of business (for the purpose of this paragraph, a contract will be deemed material if its total value exceeds 500,000 yuan);

2.1.7	(in respect of Party C) Not to provide loan or credit to any person without Party A’s prior written consent;

2.1.8	To provide Party A with all the information concerning Party C’s operations and financial performance at Party A’s request;

2.1.9	(in respect of Party C) To procure and maintain the insurances in respect of Party C’s assets and business at an insurance company acceptable to Party A, the amounts and types of which shall be consistent with those for the companies carrying on the similar business at the request of Party A;

2.1.10	(in respect of Party C) Not to undertake any merger, consolidation, acquisition or investment with or in any person without Party A’s prior written consent;

2.1.11	To inform promptly Party A of any pending or threatened litigation, arbitration or administrative proceedings in connection with Party C’s assets, business or income;

2.1.12	To execute all such documents, do all such acts and put forth all such claims or make all such defenses against compensations that may be necessary or desirable for Party C to maintain the ownership over all its assets;

2.1.13	Not to distribute dividends to Party C’s shareholders in any way without Party A’s prior written consent. However, Party C shall promptly distribute all its distributable profits to its shareholders at the request of Party A;

2.1.14	At the request of Party A, to appoint any person nominated by Party A as the director of Party C.
2.2	Undertakings by Party B

Party B hereby undertakes:
2.2.1	Not to sell, transfer, mortgage or otherwise dispose of the legal or beneficial interest over, or cause any other security interest to be created on, its equity in Party C without Party A’s prior written consent, but other than the right of pledge created on such equity in accordance with the Party B’s Equity Pledge Agreement;

2.2.2	Without Party A’s prior written consent, cause the shareholders’ meeting and/or board of directors of Party C not to approve the sale, transfer, mortgage or other disposal of the legal or beneficial interest over, or the creation of any other security interest on, any equity held by Party B in Party C, but other than the right of pledge created on Party B’s equity in accordance with the Party B’s Equity Pledge Agreement;

2.2.3	Without Party A’s prior written consent, cause the shareholders’ meeting or board of directors of Party C not to approve Party C to undertake any merger, consolidation, acquisition or investment with or in any person;

2.2.4	To promptly inform Party A of any litigation, arbitration or administrative proceedings pending or threatened against its equity;

2.2.5	To cause the shareholders’ meeting or board of directors of Party C to approve the transfer of the Purchased Equity hereunder by voting and, to take any other action as may be requested by Party A;

2.2.6	To execute all such documents, do all such acts and put forth all such claims or make all such defenses against compensations that may be necessary or desirable to maintain its ownership over the equity;

2.2.7	At Party A’s request, to appoint any person nominated by Party A as the director or executive director of Party C;

2.2.8	At Party A’s request as may be made from time to time, to promptly transfer its equity unconditionally at any time to the Designee designated by Party A according to the Purchase Option hereunder and waive its preemptive right to purchase the equity transferred by the other existing shareholder (as applicable); and

2.2.9	To fully comply with the provisions of this Agreement and other agreements entered into, jointly or individually, by Party B and Party C with Party A , to perform all the obligations hereunder and thereunder and not to do or cause to be omitted any act that affects the validity and enforceability hereof and thereof.
3.	Representations and Warranties

As of the execution date of this Agreement and each transfer date, Party B and Party C hereby jointly and individually represent and warrant to Party A that:

3.1	It has the authority and capacity to execute and deliver this Agreement and any equity transfer agreement (“Transfer Agreement”) to which it is a party in respect of each transfer of the Purchased Equity under this Agreement and to perform its obligations hereunder and thereunder. Party B and Party C agree that when Party A exercises the Purchase Option, they will sign the Transfer Agreement with the same terms as those herein. This Agreement and each Transfer Agreement to which it is a party, once executed, constitute or will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with their provisions;

3.2	The execution, delivery and performance of this Agreement or any Transfer Agreement by it will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or continuity in force of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions;

3.3	Party B has good and salable ownership over its equity in Party C and has not created any security interest, other than the security interest under the Party B’s Equity Pledge Agreement, on such equity;

3.4	Party C has good and salable ownership over all assets and has not created any security interest on any such assets;

3.5	Party C has no outstanding liabilities, except (i) the liabilities incurred in the normal course of business; and (ii) the liabilities disclosed to Party A and approved by Party A in writing;

3.6	Party C complies with all the laws and regulations applicable to the acquisition of equity and assets; and

3.7	At present, there are no pending or threatened litigation, arbitration or administrative proceedings against the equity, Party C’s assets or Party C.
4.	Effective Date

This Agreement shall become effective upon execution by the Parties. The term of this Agreement is ten years and may be extended at Party A’s option.
5.	Applicable Law and Dispute Resolution
5.1	Applicable Law

The formation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of disputes arising in connection with this Agreement shall be governed by the PRC laws that have been formally promulgated and are publicly available. Anything not stipulated by such PRC laws shall be governed by the international legal principles and practices.
5.2	Dispute Resolution

Any dispute arising in connection with the interpretation and performance of this Agreement shall first be resolved by the Parties by amicable consultation. If the Parties have failed to resolve their dispute within 30 days after a Party notifies the other Party in writing of its intention to resolve such dispute by consultation, any Party may refer their dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration proceedings shall be Beijing and the language to be used in the arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.
6.	Taxes and Expenses

Each Party shall bear any and all transfer and registration taxes, costs and expenses incurred by or levied on it in respect of the preparation and execution of this Agreement and each Transfer Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the PRC laws.

7.	Notices
7.1	All notices or other communications required to be made or sent under or pursuant to this Agreement shall be delivered to the addressee at its address below by hand delivery, registered mail (postage prepaid), commercial courier service or fax. Each notice shall also be served by email. Any such notice shall be deemed duly served:
7.1.1	If delivered by hand delivery, courier service or registered mail (postage prepaid), on the date of the giving or rejection at the receiving address.

7.1.2	If sent by fax, on the date of successful transmission (evidenced by the automatically generated transmission confirmation).
7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Hangzhou Dianneng Technologies Co., Ltd.

Address: Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Xihu District, Hangzhou

Attention.: Song Tao

Tel.: 0571-87750978

Fax: 0571-87758616

Party B:

Song Tao

Address: No.398 Wensan Road, Xihu District, Hangzhou

Tel.: 0571-28029618

Fax: 0571-28029616

Yang Tao

Address: 7#, Beipingfang, Building 28, No.55 Ande Road, Dongcheng District, Beijing

Tel.: 010-84475668

Fax: 010-84475669

Party C: Hangzhou Fanyi Technologies Co., Ltd.

Address: Room 623, West Area, Building A, Zhejiang University Science Park, No.525 Xixi Road, Xihu District, Hangzhou

Attention.: Qu Li

Tel.: 0571-87750978

Fax: 0571-87758616

7.3	Any Party may at any time give a notice to the other Parties according to the provisions of this Article to modify its address receiving notices.
8.	Confidentiality
The Parties agree and acknowledge that any and all oral or written information exchanged among them in respect of this Agreement, the contents of this Agreement and the preparation or performance of this Agreement is deemed confidential information. Each Party shall keep confidential all such information and not disclose any confidential information to any third party without the prior written consent of the other Party, but the above confidentiality obligation shall not apply to the information which: (a) is or becomes or will be or become publicly available (through no fault of the receiving party); (b) is disclosed under requirement of applicable laws or regulations or stock trading rules or an order of any government authority or court; or (c) is disclosed by any Party to its shareholders, investors or legal or financial consultants in respect of the transactions contemplated by this Agreement, who shall agree to be bound by the confidentiality obligation similar to that as stated herein. Any breach of the above confidentiality obligation by any of the personnel of any Party or of the institutions engaged by such Party shall be deemed as a breach hereof by such Party, and such Party shall bear the defaulting liability hereunder. The provisions of this Article shall survive the termination of this Agreement for whatever reason.

9.	Further Assurances

The Parties agree to promptly execute such documents as may be reasonably required to perform the provisions of this Agreement and achieve the purpose of this Agreement or beneficial to themselves and to take such further actions as may be reasonably required to perform the provisions of this Agreement and achieve the purpose of this Agreement or beneficial to themselves.
10.	Miscellaneous
10.1	Amendment, Modification and Supplement

This Agreement may be amended, modified or supplemented by a written instrument duly executed by the Parties.

10.2	Entire Agreement

Except for the written amendments, supplements or modifications made after the execution of this Agreement, this Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and replace and supersede all prior oral or written discussions, representations and agreements among the Parties with respect to the subject matter hereof.

10.3	Headings

The headings contained herein are inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

10.4	Language and Counterparts

This Agreement is executed in Chinese in four (4) copies. Each Party retains one copy and all copies have the same effect.

10.5	Severability

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect under any applicable laws or regulations, the validity, legality and enforceability of the remaining provisions contained herein shall not in any respect be affected or impaired thereby. The Parties shall in such an instance negotiate in good faith and try to replace the invalid, illegal or unenforceable provision(s) with valid provision(s), the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s), to the maximum extent permitted by law.

10.6	Successor

This Agreement shall bind on and inure to the benefit of the successors and permitted assigns of the Parties.

10.8	Survival
10.8.1	Any obligation accrued prior to the expiration or premature termination of this Agreement shall survive such expiration or premature termination.

10.8.2	The provisions of Articles 5, 7 and 8 and this Article 10.8 hereunder shall survive the termination of this Agreement.
10.9	Waiver

Any Party may waive the terms and conditions of this Agreement by a written instrument duly executed by the Parties. No waiver by a Party of the breach by the other Parties in any circumstance shall operate as a waiver by such Party of any similar breach by the other Parties in any other circumstance.
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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.
Party A: Hangzhou Dianneng Technologies Co., Ltd. (company seal)

By: Name:	/s/ Tao Song Song Tao
Title:	Legal representative

Party B:

Song Tao	/s/ Tao Song

Yang Tao	/s/ Tao yang

Party C: Hangzhou Fanyi Technologies Co., Ltd. (company seal)

By:	/s/ Ou Li

Name:	Qu Li
Title:	Legal Representative
Signature